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                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement ("RS") for Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (formerly, Morgan Stanley Dean Witter Spectrum Currency L.P.), the Post-Effective Amendment ("PEA") No. 5 to RS No. 333-90483 for Morgan Stanley Spectrum Commodity L.P. (formerly, Morgan Stanley Dean Witter Spectrum Commodity L.P.), PEA No. 5 to RS No. 333-90475 for Morgan Stanley Spectrum Global Balanced L.P. (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.), RS for Morgan Stanley Spectrum Select L.P. (formerly, Morgan Stanley Dean Witter Spectrum Select L.P.), PEA No. 5 to RS No. 333-90487 for Morgan Stanley Spectrum Strategic L.P. (formerly, Morgan Stanley Dean Witter Spectrum Strategic L.P.), and RS for Morgan Stanley Spectrum Technical L.P. (formerly, Morgan Stanley Dean Witter Spectrum Technical L.P.) (collectively, the "Partnerships") of our report dated February 15, 2002 (February 27, 2002 as to Note 7), relating to the statements of financial condition, including the schedule of investments as of December 31, 2001, of the Partnerships as of December 31, 2001 and 2000 and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2001 and for the period from July 3, 2000 (commencement of operations) to December 31, 2000 for Spectrum Currency, and for each of the three years in the period ended December 31, 2001 for the other above mentioned Partnerships appearing in the preliminary prospectus dated March 20, 2002 which is a part of such Registration Statements.

We also consent to the use of our report dated January 11, 2002 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 2001 and 2000 appearing in the preliminary prospectus dated
March 20, 2002, which is part of such Registration Statements.

We also consent to the reference to us under the heading "Experts" in the preliminary prospectus dated March 20, 2002, appearing in such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 20, 2002